INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Check the appropriate box:

[X] Preliminary Information Statement
[  ] Confidential, For Use of the Commission Only (as permitted by
     Rule 14c-5(d)(2)
[  ] Definitive Information Statement

                              MICHELEX CORPORATION.
 -------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

 [X] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

          (1)  Title of each class of securities to which transaction applies:

          (2)  Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          (4) Proposed maximum aggregate value of transaction: (5) Total fee paid:

[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          (1)  Amount previously paid:

          (2)  Form, Schedule or Registration Statement No.:

          (3)  Filing Party:

          (4)  Date Filed:

                        PRELIMINARY INFORMATION STATEMENT

                              MICHELEX CORPORATION
                                  63 Trade Road
                                Massena, NY 13662

               WRITTEN CONSENT IN LIEU OF MEETING OF STOCKHOLDERS


NOTICE IS HEREBY GIVEN that Michelex Corp. has received written consents in lieu of a meeting from stockholders representing a majority of the Company's outstanding common stock. The following action was taken:

(1)  Approval of a three for one forward split of the Company's Common Stock.

This Information Statement is being mailed to the shareholders of record of Michelex Corp. at the close of business on October 14, 2004 (the "Record Date"). You are being provided with this Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and Regulation 14C and
Schedule 14C thereunder. The action taken will not become effective until at least 20 days after the mailing of this Information Statement. The Company anticipates mailing this notice and information statement on or about _____________________, 2004.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY


                                          By Order of the Board of Directors:

                                          /s/ Thomas Gramuglia
                                          ------------------------------------
                                          Thomas Gramuglia
                                          Director, Vice President and Treasurer

                              Michelex Corporation
                                  63 Trade Road
                                Massena, New York

                              INFORMATION STATEMENT

Introductory Statement
         The Board believes it is in the best interest of the Company forward split the common stock three for one to increase liquidity, increase funding opportunities and to broaden the group of potential shareholders. To accomplish these goals, the following actions were taken by written consent of stockholders owning a majority of the Company's outstanding shares of common stock:

Approval of a three for one forward split of the Company's Common Stock.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of June 1, 2004 regarding the beneficial ownership of Michelex's shares of Common Stock (i) by all those known by Michelex to be beneficial owners of more than 5% of the outstanding shares, (ii) by each executive officer and all directors and executive officers of Michelex as a group. Unless otherwise noted, each person has sole voting and investment power over the shares indicated below.


                                                                                                    Percent of
                                                                                            Outstanding Shares
                                                Relationship to                 Number of      of Common Stock
         Name of Owner                          Company                      Shares Owned
         -------------------------------------- --------------------- -------------------- --------------------
         Ginette Gramuglia                      Director, President             5,196,000               36.58%

         Thomas Gramuglia                       Director and Vice               5,040,120               35.48%
                                                President


        DELIVERY OF DOCUMENTS TO MULTIPLE SHAREHOLDERS SHARING AN ADDRESS

         One Information Statement will be delivered to multiple shareholders sharing an address unless we receive contrary instructions from such shareholders. Upon receipt of such notice, we will undertake to deliver promptly a separate copy of the Information Statement. In the event you desire to provide such notice to us with respect to this Information Statement or any future Annual Report, Proxy Statement or Information Statement, such notice may be given by mail to Michelex Corporation, 63 Trade Road Massena, New York 13662

                   FORWARD-LOOKING STATEMENTS AND INFORMATION

         This Information Statement includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. You can identify our forward-looking statements by the words "expects," "projects," "believes," "anticipates," "intends," "plans," "predicts," "estimates" and similar expressions.

         We have based the forward-looking statements relating to our operations on our current expectations, estimates and projections. We caution you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecast in the forward-looking statements.

         You should rely only on the information we have provided or incorporated by reference in this Information Statement. We have not authorized any person to provide information other than that provided here. We have not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

                  WHERE YOU CAN FIND MORE INFORMATION ABOUT US

         We file annual, quarterly and periodic reports, proxy statements and other information with the Securities and Exchange Commission using the Commission's EDGAR system. You can find Centrex's SEC filings on the SEC's web site, www.sec.gov.

         We furnish our shareholders with annual reports containing audited financial statements and with such other periodic reports as we, from time to time, deem appropriate or as may be required by law. We use the calendar year as our fiscal year.